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                               OHIO EDISON COMPANY

                                      with

                              THE BANK OF NEW YORK,
                                               As Trustee

                                   ----------


                          EIGHTH SUPPLEMENTAL INDENTURE


                        Providing among other things for

                                 MORTGAGE BONDS

                     Floating Rate Series A of 2003 due 2003

                                    ---------



                           Dated as of August 1, 2003





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

         SUPPLEMENTAL INDENTURE, dated as of August 1, 2003 between OHIO EDISON COMPANY, a corporation organized and existing under the laws of the State of Ohio (hereinafter called the "Company") and THE BANK OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York, as Trustee under the Indenture hereinafter referred to.

         WHEREAS, the Company has heretofore executed and delivered to THE BANK OF NEW YORK, as Trustee (hereinafter called the "Trustee"), a certain General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, to secure bonds of the Company, issued and to be issued in series, from time to time, in the manner and subject to the conditions set forth in the said Indenture, which Indenture as heretofore and hereby supplemented is hereinafter referred to as the "Indenture"; and

         WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a new series of bonds under the Indenture, consisting of up to $450,000,000 in aggregate principal amount to be designated as "Mortgage Bonds Floating Rate Series A of 2003 due 2003" (hereinafter sometimes referred to as the "bonds of Floating Rate Series A"), which shall bear interest at the rate per annum set forth in, shall be subject to certain redemption rights and obligations set forth in, and will otherwise be in the form and have the terms and provisions provided for in this Supplemental Indenture and set forth in the form of such bonds below:

                    [FORM OF BOND OF FLOATING RATE SERIES A]

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF OHIO EDISON COMPANY (THE "COMPANY")THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (A) (1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE
144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (5) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a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a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH
(k)(2) OF RULE 902 UNDER, REGULATION S UNDER THE SECURITIES ACT."

         "ANY TRANSFER OF THIS SECURITY IS FURTHER SUBJECT TO THE ISSUER'S RIGHT-OF-FIRST-REFUSAL AS SET FORTH MORE FULLY HEREIN."

                               OHIO EDISON COMPANY

             MORTGAGE BONDS FLOATING RATE SERIES A OF 2003 DUE 2003

                              Due December 31, 2003

$_______________________                                                No._____

Stated Maturity: December 31, 2003     Initial Interest Accrual Date:_____, 2003
---------------                        -----------------------------

Interest Payment Dates: the last day of each Interest Period (as defined herein)
----------------------
and at Stated Maturity.

Regular  Record  Dates:  the Business Day  immediately  preceding  each Interest
----------------------
Payment Date.



         OHIO EDISON COMPANY, a corporation of the State of Ohio (hereinafter called the Company), for value received, hereby promises to pay to ___________________________, or registered assigns, ____________________________
dollars at an office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y. or the City of Akron, Ohio, on December 31, 2003 in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay at said office or agency to the registered owner hereof, in like coin or currency, interest thereon from the Initial Interest Accrual Date (as listed above), or from the most recent Interest Payment Date (as listed above) to which payment has been made or duly provided for, at a rate per annum for each Interest Period equal to the Eurodollar Rate (as defined below) for such Interest Period plus the Applicable Margin (as defined below), payable on the applicable Interest Payment Date to the Person in whose name this bond is registered at the close of business on the Regular Record Date (whether or not a Business Day) immediately preceding such Interest Payment Date, on and until Stated Maturity (as listed above) or, in the case of any bonds of this series duly called for redemption, on and until the redemption date, or in the case of any default by the Company in the payment of the principal due on any bonds of this series, until the Company's obligation with respect to the payment of the principal shall be discharged as provided in the Indenture referred to on the reverse hereof. Payments of principal of and interest on this bond shall be made at an office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y. or in the City of Akron, Ohio.

         The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         This bond shall not become obligatory until The Bank of New York, the Trustee under the Indenture referred to on the reverse hereof, or its successor thereunder, shall have authenticated the form of certificate endorsed hereon.

         IN WITNESS WHEREOF, Ohio Edison Company has caused this bond to be signed in its name by its President or a Vice President, by his or her signature or a facsimile thereof, and its corporate seal to be printed hereon, attested by its Corporate Secretary or an Assistant Corporate Secretary, by his or her signature or a facsimile thereof.

         Dated:

                                          OHIO EDISON COMPANY,


                                          By:
                                             -----------------------------
                                             Title:
Attest:


------------------------------
Title:


                 [FORM OF TRUSTEE'S AUTHENTICATION CERTIFICATE]

                      TRUSTEE'S AUTHENTICATION CERTIFICATE

         This bond is one of the bonds of the series designated therein, described in the within-mentioned Indenture.

                                          THE BANK OF NEW YORK,
                                                  as Trustee


                                          By:
                                             -----------------------------------
                                                   Authorized Signatory

                    [FORM OF BOND OF FLOATING RATE SERIES A]


                                    [REVERSE]


                               OHIO EDISON COMPANY


             MORTGAGE BONDS FLOATING RATE SERIES A OF 2003 DUE 2003

         This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any money, obligations or other instruments, or earnings thereon, deposited with the Trustee in accordance with the provisions of the Indenture hereinafter mentioned for the bonds of any particular series) by a General Mortgage Indenture and Deed of Trust, dated as of January 1, 1998, executed by the Company to The Bank of New York, as Trustee, as amended and supplemented by indentures supplemental thereto to which Indenture as so amended and supplemented (herein referred to as the "Indenture") reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

         The bonds of this series are further entitled to the benefits of that certain Standby Bond Purchase Agreement, dated as of August 1, 2003 (the "Standby Purchase Agreement"), among the Company, the Purchasers from time to time parties thereto ("Purchasers") and Barclays Bank PLC, as administrative agent (the "Administrative Agent") thereunder, including without limitation, certain representations, warranties and covenants of the Company and certain Events of Default thereunder, to which Standby Purchase Agreement reference is hereby made. Pursuant to the terms of the Standby Purchase Agreement, certain rights and remedies affecting the bonds of this series and the rights of the holders thereof may be exercised only by the Purchasers or the Administrative Agent acting on behalf of the Purchasers and not by holders of bonds of this series that are not Purchasers.

         Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Standby Purchase Agreement and, if not defined therein, in the Indenture.

         Calculation of Interest. All computations of interest on the bonds of this series shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the relevant Interest Period. Each determination by the Administrative Agent of an interest rate or the duration of an Interest Period applicable to the bonds of this series (or any of them) shall be conclusive and binding for all purposes, absent manifest error. The Administrative Agent has agreed to advise the Company, the Trustee and each Purchaser of each interest rate and the duration of each Interest Period from time to time applicable to the bonds of this series. The Trustee shall be under no duty to inquire into, may conclusively presume the correctness of, and shall by fully protected in acting upon the Administrative Agent's calculation of the Interest Rate.

         Payments. Whenever any payment of principal of or interest on the bonds of this series shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest; provided, however, if such extension would cause payment of principal of or interest on bonds of this series to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         Default Interest. If and for so long as an Event of Default shall have occurred and be continuing the unpaid principal amount of each Bond shall (to the fullest extent permitted by law) bear interest until paid in full at a rate per annum equal at all times to a rate equal to 2% above the rate then applicable to such Bond, payable upon demand.

         Optional Redemption. The Company may at any time and from time to time redeem in whole or ratably in part bonds of this series issued as part of the same Funding at a redemption price equal to the outstanding principal amount to be redeemed plus interest accrued to the date of such redemption on the principal so redeemed plus any amount payable in connection with such redemption pursuant to Section 8.04(b) of the Standby Purchase Agreement; provided, however, that each optional redemption of bonds of this series shall be in a principal amount equal to $25,000,000 or any integral multiple of $1,000,000 in excess thereof. Notice of any such optional redemption shall be provided by the Company to the Trustee and to the Administrative Agent under the Standby Purchase Agreement not later than 11:00 A.M. (New York time) on the third Eurodollar Business Day prior to such redemption.

         Mandatory Redemption. Upon delivery by the Administrative Agent to the Trustee of notice that an Event of Default under the Standby Purchase Agreement has occurred and is continuing, all of the bonds of this series shall be subject to immediate mandatory redemption in whole at a price equal to the aggregate principal amount of bonds of this series outstanding plus interest accrued on the bonds of this series to the date of such redemption plus any amount payable in connection with such redemption pursuant to Section 8.04(b) of the Standby Purchase Agreement.

         The bonds of this series are not otherwise redeemable prior to their maturity

         Notice of Redemption The Administrative Agent and each Purchaser have waived, and each holder of this bond, by its acceptance of this bond, hereby also waives any right to receive any notice of redemption from the Trustee prior to the occurrence of any redemption date for bonds of this series.

         Certain Definitions:  As used herein:

                  "Applicable Margin" means 150 basis points; provided, that if the Company's Reference Ratings shall fall below BBB-/Baa3 the Applicable Margin will increase to 300 basis points. For purposes of the foregoing, if the Reference Ratings assigned by Moody's and S&P are not comparable (i.e., a "split rating") by (x) one level, the lower of such Reference Ratings shall control or (y) two or more levels, the level corresponding to the Reference Rating one level above the lower Reference Rating shall control unless either is below BB+ or unrated (in the case of S&P) or Ba1 or unrated (in the case of Moody's), in which case the lower of the two Reference Ratings shall control. Any change in the Applicable Margin will be effective as of the date on which S&P or Moody's, as the case may be, announces the applicable change in the Reference Rating.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York, New York or Akron, Ohio.

                  "Eurodollar Business Day" means a Business Day on which dealings in U.S. dollars are carried on in the London interbank market.

                  "Eurodollar Rate" means, for each Interest Period applicable to this bond, the quotient obtained by dividing (i) the interest rate per annum equal to the rate appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Eurodollar Business Days before the first day of such Interest Period for a period of one month or, if for any reason such rate is not available, the rate per annum rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such rate is not such a multiple at which deposits in U.S. dollars are offered by the principal office of the Administrative Agent in London to prime banks in the London interbank market at 11:00 a.m. (London time) two Eurodollar Business Days before the first day of such Interest Period for a period equal to one month, by (ii) 100% minus the Eurodollar Rate Reserve Percentage.

                  "Eurodollar Rate Reserve Percentage" for each Interest Period applicable to this bond means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Funding" means any purchase of bonds of this series made by the Purchasers simultaneously under the Standby Purchase Agreement.

                  "Interest Period" means a period of one month commencing on the Initial Interest Accrual Date and, thereafter, each subsequent period of one month commencing on the last day of the immediately preceding Interest Period; provided, however, that:

                    (i) any Interest Period that would otherwise end after December 31, 2003 shall instead end on December 31, 2003;

                    (ii) Interest Periods  commencing on the same date for bonds of this series purchased as part of the same Funding shall be coextensive; and

                    (iii) whenever the last  day of any  Interest  Period  would otherwise occur on a day other than a Eurodollar Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Eurodollar Business Day, provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Eurodollar Business Day.

                           "Moody's" means Moody's  Investors  Service,  Inc. or
                  any successor thereto.

                           "Reference Ratings" means the ratings assigned by S&P
                  and Moody's to the first mortgage bonds or other senior secured non-credit enhanced debt of the Company.

                           "S&P" means  Standard & Poor's  Ratings  Services,  a
                  division of The McGraw-Hill Companies, Inc., or any successor thereto.

         No recourse shall be had for the payment of the principal of or premium, or interest if any, on this bond, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation, either directly or through the Company or a predecessor or successor corporation, whether by virtue of any Constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, officers and directors being released by the registered owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

         The bonds of this series are issuable only as registered bonds without coupons in denominations of $1,000,000 and integral multiples thereof. If and to the extent this bond becomes transferable, the registered owner hereof, in person or by attorney duly authorized, may, upon compliance with the next succeeding paragraph, effectuate such transfer at an office or agency of the Company, in the Borough of Manhattan, The City of New York, N.Y. or in the City of Akron, Ohio, upon surrender and cancellation of this bond and thereupon a new registered bond or bonds of the same series for a like principal amount, will be issued to the transferee in exchange therefor, as provided in the Indenture, and upon payment, if the Company shall require it, of the transfer charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

         No transfer of this bond shall be effected, except upon five days' prior written notice to the Company, which notice shall identify the transferor and transferee and the price at which this bond is proposed to be transferred. Not later than the Trustee's close of business on the fifth day following the Company's receipt of such notice (or if such fifth day is not a Business Day, then upon the next succeeding Business Day), the Company shall advise the Trustee and the transferor in writing that either: (A) the Company consents to such transfer, whereupon the Trustee shall register such transfer as set forth above and in the Indenture or (B) the Company elects to purchase this bond at a purchase price equal to the stated principal amount of this bond plus interest accrued thereon to the second Business Day following the date of such notice from the Company, whereupon the Company shall deliver such purchase price to the Trustee no later than 12:00 noon (New York City time) on such second Business Day, and the Trustee shall pay such purchase price over to the transferor against surrender of this bond to the Trustee for the account of the Company. In the event that the Company shall fail to communicate timely to the Trustee and the transferor its election to consent to such transfer or to purchase this bond as aforesaid, the Company shall be deemed to have consented to such transfer. Nothing contained in this paragraph shall be construed to deprive the Company of any right to object to any transfer of this bond on the grounds that such transfer does not comply with the requirements of this bond, the Indenture or applicable law.

         Each holder shall be deemed to understand that the offer and sale of the bonds of this series have not been registered under the Securities Act of 1933 (the "Securities Act") and that the bonds of this series may not be offered or sold except as permitted in the following sentence. Each holder shall be deemed to agree, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that if such holder sells any bonds of this series, such holder will do so only (A) to the Company, (B) to a person whom it reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the bonds of this series, (D) in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and each holder is further deemed to agree to provide to any person purchasing any of the bonds of this series from it a notice advising such purchaser that resales of the bonds of this series are restricted as stated herein.

         Each holder shall be deemed to understand that, on any proposed resale of any bonds of this series pursuant to the exemption from registration under Rule 144 under the Securities Act, any holder making any such proposed resale will be required to furnish to the Trustee and Company such certifications, legal opinions and other information as the Trustee and Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

                 [END OF FORM OF BOND OF FLOATING RATE SERIES A]

                            [CERTIFICATE OF TRANSFER]

             Mortgage Bonds Floating Rate Series A of 2003 due 2003

      FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

         Name and address of assignee must be printed or typewritten.


         the within Security of the Company and does hereby irrevocably constitute and appoint__________________________________________________________
to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

The undersigned certifies that said Security is being resold, pledged or otherwise transferred as follows: (check one)

|_|      to the Company;

|_|      to a Person  whom the  undersigned  reasonably  believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") purchasing for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A;

|_| in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act;

|_| to an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring this Security for investment purposes and not for distribution; (attach a copy of an Accredited Investor Certificate in the form annexed signed by an authorized officer of the transferee)

|_| as otherwise permitted by the non-registration legend appearing on this Security; or

|_| as otherwise agreed by the Company, confirmed in writing to the Trustee, as follows: [describe]


Signed:
         ---------------------------------
Dated:
         ---------------------------------

         WHEREAS, the Company deems it advisable to enter into this Supplemental Indenture for the purposes of describing the form of the bonds of the Floating Rate 2003 Series and establishing the redemption provisions thereof, the interest rate and maturity thereof.

         NOW, THEREFORE, it is hereby covenanted, decLared and agreed, by the Company, that all such bonds of the Floating Rate 2003 Series are to be issued, authenticated and delivered, from time to time, subject to this Supplemental Indenture and to the further covenants, conditions, uses and trusts in the Indenture set forth, and the parties hereto mutually agree as follows:

         SECTION 1. Bonds of Floating Rate 2003 Series shall be designated as the Company's "Mortgage Bonds Floating Rate Series of 2003 due 2003". The bonds of Floating Rate 2003 Series shall bear interest from the applicable Initial Interest Accrual Date set forth on the face of the bonds of Floating Rate 2003 Series or from the most recent Interest Payment Date set forth on the face of such bonds to which payment has been made or duly provided for. The interest rate and maturity date of the bonds of the Floating Rate 2003 Series shall be as set forth in the form of bond hereinabove set forth, and such provisions are incorporated at this place as though set forth in their entirety. Principal or redemption price of and interest on the bonds of the Floating Rate 2003 Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at an office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y. or in the City of Akron, Ohio.

         Interest on the bonds of the Floating Rate 2003 Series shall be calculated as provided in the form of bond hereinabove set forth, and such provisions are incorporated at this place as though set forth in their entirety.

         Definitive bonds of the Floating Rate 2003 Series may be issued, originally or otherwise, only as registered bonds, substantially in the form of bond hereinabove set forth, and in denominations of $1,000,000 and, if higher, in multiples of $1,000,000. Delivery of a bond of the Floating Rate 2003 Series to the Trustee for authentication shall be conclusive evidence that its serial number has been duly approved by the Company.

         The bonds of the Floating Rate 2003 Series shall be redeemable as provided in the form of bond hereinabove set forth, and such provisions are incorporated at this place as though set forth in their entirety.

         SECTION 2. Bonds of the Floating Rate 2003 Series have not been registered under the Securities Act and therefore may not be offered or sold except as permitted in the following sentence. Each holder shall be deemed to agree, on its own behalf and on behalf of any accounts for which it is acting as hereinafter stated, that if such holder sells any bonds of the Floating Rate 2003 Series, such holder will do so only (A) to the Company, (B) to a person whom it reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (C) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the bonds of this series, (D) in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and each holder is further deemed to agree to provide to any person purchasing any of the bonds of the Floating Rate 2003 Series from it a notice advising such purchaser that resales of such bonds are restricted as stated herein. If and to the extent bonds of the Floating Rate 2003 Series become transferable, such transfer may be accomplished by the registered owners thereof, in person or by attorney duly authorized, at an office or agency of the Company in the Borough of Manhattan, The City of New York, N.Y. or in the City of Akron, Ohio but only in the manner and upon the conditions prescribed in the Indenture and in the form of bond hereinabove recited.

         SECTION 3. No transfer of bonds of the Floating Rate 2003 Series shall be effected, except upon five days' prior written notice to the Company, which notice shall identify the transferor and transferee and the price at which such Bonds of the Floating Rate 2003 Series are proposed to be transferred. Not later than the Trustee's close of business on the fifth day following the Company's receipt of such notice (or if such fifth day is not a Business Day, then upon the next succeeding Business Day), the Company shall advise the Trustee and the transferor in writing that either: (A) the Company consents to such transfer, whereupon the Trustee shall register such transfer as set forth above and in the Indenture or (B) the Company elects to purchase such Bonds of the Floating Rate 2003 Series at a purchase price equal to the stated principal amount of such Bonds of the Floating Rate 2003 Series plus interest accrued thereon to the second Business Day following the date of such notice from the Company, whereupon the Company shall deliver such purchase price to the Trustee no later than 12:00 noon (New York City time) on such second Business Day, and the Trustee shall pay such purchase price over to the transferor against surrender of such Bonds of the Floating Rate 2003 Series to the Trustee for the account of the Company. In the event that the Company shall fail to communicate timely to the Trustee and the transferor its election to consent to such transfer or to purchase such Bonds of the Floating Rate 2003 Series as aforesaid, the Company shall be deemed to have consented to such transfer. Nothing contained in this paragraph shall be construed to deprive the Company of any right to object to any transfer of any Bonds of the Floating Rate 2003 Series on the grounds that such transfer does not comply with the requirements of such Bonds of the Floating Rate 2003 Series, the Indenture or applicable law.

         SECTION 4. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture; the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals herein or in the bonds of the Floating Rate 2003 Series (except the Trustee's authentication certificates), all of which are made by the Company solely; and this Supplemental Indenture is executed and accepted by the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents and purposes as if the terms and conditions of the Indenture were herein set forth at length. The Trustee may conclusively presume that the obligation of the Company to pay the principal of or interest on the bonds of this series as the same shall become due and payable, whether at maturity, redemption, acceleration or otherwise, shall have been fully satisfied and discharged unless and until it shall have received a written notice from a duly authorized officer of the Administrative Agent stating that the payment of principal of or interest on the bonds of this series has not been fully paid when due and specifying the amount of funds required to make such payment.

         SECTION 5. As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as herein defined, and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Indenture.

         SECTION 6. Nothing in this Supplemental Indenture contained shall or shall be construed to confer upon any person other than a holder of bonds issued under the Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture or of this Supplemental Indenture.

         SECTION 7. This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, OHIO EDISON COMPANY and THE BANK OF NEW YORK have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents or Assistant Vice Presidents and their respective seals to be hereunto affixed and attested by their respective Corporate Secretaries or one of their Assistant Corporate Secretaries or Assistant Treasurers, all as of the day and year first above written.


                                          OHIO EDISON COMPANY



                                          By:
                                             ----------------------------------
                                               Harvey L. Wagner, Vice President
                                               and Controller

[Seal]

Attest:
       ------------------------------------------------
        Edward J. Udovich, Assistant Corporate Secretary


Signed, Sealed and Acknowledged on behalf of OHIO EDISON COMPANY in the presence of:


------------------------------------------
       Julie A. Phillips


------------------------------------------
        Diane L. Rapp

                                   THE BANK OF NEW YORK



                                   By:
                                       -----------------------------------------
                                       Sirojni Dindial, Assistant Vice President


Seal]

Attest:
       ------------------------------------
         Timothy J. Hea, Assistant Treasurer


Signed, Sealed and Acknowledged on behalf of The Bank of New York in the presence of:

-------------------------------------------
         Dorothy Miller

-------------------------------------------
        Cynthia Chaney

STATE OF OHIO                      )
                                   :  ss.:
COUNTY OF SUMMIT                   )

         On the 7th day of August in the year 2003 before me, the undersigned, personally appeared Harvey L. Wagner and Edward J. Udovich, Vice President and Controller and Assistant Corporate Secretary, respectively, of Ohio Edison Company, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacity, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instruments.


                                          --------------------------------------
                                          Susie M. Hoisten, Notary Public
                                          Residence-Summit County
                                          Statewide Jurisdiction, Ohio
                                          My Commission Expires December 9, 2006

[SEAL]

STATE OF NEW YORK                  )
                                   :  ss.:
COUNTY OF NEW YORK                 )

         On the 7th day of August in the year 2003 before me, the undersigned, personally appeared Sirojni Dindial and Timothy J. Hea, Assistant Vice President and Assistant Treasurer,, respectively, of The Bank of New York, personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacity, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instruments.

                                          --------------------------------
                                          William J. Cassels
                                          Notary Public, State of New York
                                          No. 01CA5027729
                                          Qualified in Bronx County
                                          Commission Expires May 18, 2006


[SEAL]

         The Bank of New York hereby certifies that its precise name and address as Trustee hereunder are:

         The Bank of New York
         101 Barclay Street
         City, County and State of New York 10286



                                  THE BANK OF NEW YORK



                                  By:
                                      -----------------------------------------
                                      Sirojni Dindial, Assistant Vice President


This instrument was prepared by FirstEnergy Corp.